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                                                                 EXHIBIT (8)(e)

                                          August 31, 2012

Vanguard Variable Insurance Fund
The Vanguard Group, Inc.
Vanguard Marketing Corporation
P. O. Box 2600
Valley Forge, PA 19482

Re:  (1)  Fund Participation Agreement between American General Life Insurance
          Company of Delaware (formerly AIG Life Insurance Company) ("AGL of Delaware") and The Vanguard Group, Inc. dated December 27, 2001

     (2) Participation Agreement between AGL of Delaware, The Vanguard Group, Inc., Vanguard Variable Insurance Fund and Vanguard Marketing Corporation dated May 22, 2001

     (3) Participation Agreement between AGL of Delaware, The Vanguard Group, Inc., Vanguard Variable Insurance Fund and Vanguard Marketing Corporation dated September 2, 2003

     (2) Rule 22c-2 Amendment to Agreements between Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and AGL of Delaware dated April 16, 2007

          (each an "Agreement", and collectively, the "Agreements") (AGL of Delaware referred to hereinafter as the "Merged Company")

Dear Fund Partner:

   Effective December 8, 2009, the Merged Company changed its name from AIG Life Insurance Company to American General Life Insurance Company of Delaware. Any and all references in the Agreements to AIG Life Insurance Company shall be changed to American General Life Insurance Company of Delaware or AGL of Delaware, as appropriate.

   As you may already be aware, the Merged Company will be merging with and into American General Life Insurance Company ("American General"), the surviving company, effective January 1, 2013 (hereinafter referred to as the "Merger").

   Your companies and/or related trusts have agreements with the Merged Company pursuant to which a trust acted as an investment vehicle for separate accounts established by the Merged Company for variable universal life insurance policies and/or variable annuity contracts (the "Contracts").

   As a result of the Merger, if the Merged Company was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assumed by American General which company will assume the rights, duties and obligations of the Merged Company thereunder.

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Vanguard Variable Insurance Fund
The Vanguard Group, Inc.
August 31, 2012
Page 2 of 3

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreements, please sign below indicating such consent to assign the rights, duties and obligations of the Merged Company to American General. To the extent applicable, your signature below is deemed consent to an effective date of January 1, 2013 for any of the Agreement(s) providing for the payment of fees pursuant to Rule
12b-1 of the Investment Company Act of 1940, as amended, under the terms of such agreement(s). The foregoing shall not affect any existing obligation to pay such fees through December 31, 2012 or subsequent to the new effective date.

   Except to the extent amended by this letter agreement, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original. Signatures may be sent via facsimile or e-mail.

   IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE

                                       ATTEST:

By: ___________________________        By: ___________________________
Name:                                  Name:
Title:                                 Title:

Consented to, acknowledged and agreed:

VANGUARD VARIABLE INSURANCE FUND

By: ___________________________
Name:
Title:

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Vanguard Variable Insurance Fund
The Vanguard Group, Inc.
August 31, 2012
Page 3 of 3

THE VANGUARD GROUP, INC.

By: ___________________________
Name:
Title:

VANGUARD MARKETING CORPORATION

By: ___________________________
Name:
Title: